UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2011

INVESTORS CAPITAL HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-43664 (Commission File Number)	04-3284631 (IRS Employer Identification No.)

230 Broadway East

Lynnfield, MA 01940

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (800) 949-1422

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.       Changes in Control of Registrant

      On August 2, 2011, the sale of 3,608,820 shares of common stock of Investors Capital Holdings, Ltd. (the “Company”) in a public offering (the “Offering”) was completed by Theodore E. Charles, the Company’s Chairman, Chairman of the Board, Director and former Chief Executive Officer (“Mr. Charles”), Janice M. Charles (“Mrs. Charles”), the spouse of Mr. Charles, Allison Charles, the Company’s Director of Practice Management and daughter of Mr. Charles and Mrs. Charles, The Charles Family Charitable Foundation, a trust of which Mr. Charles and Mrs. Charles are co-trustees, The Allison A. Charles Irrevocable Trust, a trust of which Daniel Carragher, who is the brother of Mrs. Charles, is the sole trustee, and The Amanda J. Charles Irrevocable Trust, a trust of which Daniel Carragher is the sole trustee (collectively, the “Selling Stockholders”).  The Offering was underwritten on a best efforts basis by Investors Capital Corp. (the “Underwriter”) and Sterne, Agee & Leach, Inc. acted as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121).  The Offering resulted in proceeds, before expenses, to the Selling Stockholders of $14,608,954.

      Prior to the Offering, Mr. Charles beneficially owned 44.56% of the Company’s outstanding common stock and the Selling Stockholders, collectively, beneficially owned 54.56% of the Company’s outstanding common stock.  Upon the closing of the Offering on August 2, 2011 (the “Closing”), none of the Selling Stockholders, including Mr. Charles, beneficially owned any shares of the Company’s Common Stock, other than shares held through the Company’s 401(k) plan.  Furthermore, as described below, upon the Closing, Mr. Charles resigned (i) from his officer position of Chairman of the Company, (ii) as a director and the Chairman of the Board of Directors of the Company, and (iii) as a member of the Board of Directors and an officer of all of the Company’s subsidiaries.

      As a result of the Closing and the resignations by Mr. Charles, Mr. Charles is no longer deemed to have control of the Company.  The Company is not aware of any other person obtaining control of the Company as a result of the Offering.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      On August 2, 2011 Mr. Charles resigned (i) from his officer position of Chairman of the Company, (ii) as a director and the Chairman of the Board of Directors of the Company, and (iii) as a member of the Board of Directors and an officer of all of the Company’s subsidiaries.

Mr. Charles’s resignation was required pursuant to the terms of an agreement (the “Agreement”) between Mr. Charles and the Company dated June 30, 2011.  Pursuant to the Agreement, Mr. Charles agreed to retire as an officer and director of the Company and all of its subsidiaries, effective upon the Closing.

Pursuant to the Agreement, Mr. Charles’s retirement will be treated as a “Retirement” as defined in, and in accordance with Section 10.f of, the employment agreement (the “Employment Agreement”) between Mr. Charles and the Company dated April 20, 2011.

Pursuant to the Agreement and effective upon the Closing, the consultant agreement (the “Consultant Agreement”) between Mr. Charles and the Company dated April 20, 2011 was amended as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2011.

Pursuant to the Agreement and effective upon the Closing, the Company transferred to Mr. Charles title to an existing life insurance policy with a $2 million death benefit on the life of Mr. Charles.  The Company has no further obligations to pay premiums or other amounts in connection with such life insurance policy.  The policy had a cash surrender value of $547,649 at March 31, 2011.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                              INVESTORS CAPITAL HOLDINGS, LTD.

Date:  August 2, 2011                                                      By: /s/ Kathleen L. Donnelly

                                                                                                Kathleen L. Donnelly

                                                                                                Chief Financial Officer